TRUST AGREEMENT

OF THE JAY SARGEANT TRUST

     This agreement is made an December 23, 2003 (the "Execution Date"), to be effective on May 27, 2002, by and between Jay Sargeant, of Santa Monica, California, as settler ("Settlor"), and Jay Sargeant, as trustee ("Trustee"), with respect to the trust estate (the "Trust Estate") described in Schedule A, as such Schedule may be amended from time to time pursuant to the terms of this Agreement, which Settlor transfers to Trustee and which Trustee accepts and agrees to hold, together with any future additions to the trust which are acceptable to Trustee, for the benefit of the individuals listed on Schedule B (the "Beneficiaries").

ARTICLE 1 - DURATION OF TRUST

DURATION: This trust shall terminate upon revocation by the Settlor or upon the death of the Settlor.

TERMINATION AT SETTLOR'S DEATH: Upon Settler's death, this trust shall terminate. All property of the trust, less expenses associated with transfer, if any, and final Trustee's fee, shall be distributed to Settler's estate.

ARTICLE 2 - SETTLOR'S RIGHTS IN THE TRUST

DISTRIBUTIONS AS SETTLOR DIRECTS: During Settler's lifetime, Trustee shall dispose of the net income and principal of the trust in such manner as Settlor may direct from time to time. Unless otherwise directed by Settlor, the net income shall be paid to Settlor no less frequently than quarter-annually.

DISTRIBUTIONS TO SETTLOR DURING DISABILITY: During any period when Settlor is incapacitated, Trustee shall apply for the benefit of Settlor so much of the net income and principal of the trust as Trustee shall determine.

TRUST ADDITIONS AND REMOVALS: Settlor reserves the power to add to the trust estate at any time by delivering to the trust additional property which is acceptable to Trustee. Settlor reserves the power to remove all or any part of the property from the trust at any time by notifying Trustee of such removal in writing.

ARTICLE 3 - AMENDMENT AND REVOCATION

     Settlor reserves for Settler's lifetime the power to revoke the trust by a writing and upon Trustee's consent to amend the trust in whole or in part by a writing.

ARTICLE 4 - TRUSTEESHIP

POWERS OF TRUSTEE: Trustee may exercise all hose powers set forth in the Colorado Fiduciaries' Powers Act as amended.

RESIGNATION: Trustee may resign by giving written notice to Settlor. The resignation shall become effective only upon the acceptance of appointment by a successor trustee.

REMOVAL OF TRUSTEE: Any trustee may be removed without cause by Settlor.

REPLACEMENT OF TRUSTEE: If any trustee fails or ceases to serve, Settlor may designate a successor trustee. If Settlor is incapacitated and any vacancy in trusteeship is not filled within thirty days after the vacancy arises, any interested party may petition a court of competent jurisdiction to designate a successor trustee to fill such vacancy. By making such designation, such court shall not thereby acquire any jurisdiction over the trust, except to the extent necessary for making such designation. The successor trustee shall be under no obligation to examine the accounts, records, or acts or in any way or manner be responsible for any act or omission to act on the part of any previous trustee.

ARTICLE 5 - ADMINISTRATIVE PROVISIONS

COMPENSATION: Trustee shall be entitled to reasonable compensation commensurate with services actually performed and to be reimbursed for expenses properly incurred.

REPORTS: Trustee shall report no less frequently than annually to Settlor all the receipts, disbursements, distributions during the reporting period, and property then held as principal of the trust. The records of the trust shall be opened at all reasonable times to inspection by Settlor or Settlor's representatives.

INCAPACITY: For the purposes of this agreement, an individual may be treated as being disabled, incompetent, or incapacitated if so declared or adjudicated by an appropriate court; or if a guardian, conservator, or other personal representative of such individual's person or estate or both has been appointed by an appropriate court; or if certified in writing by his or her personal physician to be unable to properly manage his or her financial affairs; or if such individual is a minor.

GOVERNING LAW: This Trust Agreement shall be enforced and construed under the laws of the State of Colorado.

BINDING ON SUCCESSORS: This Agreement shall be binding on the lawful successors and assigns of the Trustee and each Beneficiary.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the Execution Date.

SETTLOR /s/ Jay Sargeant Jay Sargeant	TRUSTEE /s/ Jay Sargeant Jay Sargeant

SCHEDULE A
TRUST ESTATE

     The Trust Estate shall consist of all shares (the "Shares") of capital stock of Essentially Yours Industries, Inc., a Nevada corporation ("EYI") and/or RGM International, Inc., a Nevada corporation ("ROM") of which Settlor is or becomes the owner, subject to the terms and conditions below. As of the Execution Date, the Shares consist of 12,000,000 shares of common stock of EYI.

     Voting Rights. During the period of this Trust, the Trustee shall have the exclusive right to vote the Shares or to give written consent, in person or by proxy, at all meetings of the shareholders of EYI, and in all proceedings in which the vote or written consent of shareholders may be required or authorized by law.

     Economic and Other Benefits. The Beneficiaries shall be entitled to any and all benefits and any and all moneys of any nature or kind whatsoever accruing from the Shares.

     Dividends: Additional or Exchanged Shares. If any cash dividends are issued on the Shares, the Trustee shall accept and receive such dividends and shall distributed them to the Beneficiaries in an amount equal to each Beneficiary's respective interest in the Trust Estate. If any stock dividends are issued on the Shares, or if the Shares are exchanged or otherwise replaced. with shares or equity interests of another corporation or entity by way of a share exchange, merger or other such event, the Trustee shall accept and receive such additional or replacement shares, and such shares shall become part of the Shares hereunder.

     No Other Rights. Unless and until the Shares are distributed to the Beneficiaries, no Beneficiary shall have no rights as a holder of the Shares, including but not limited to the right to sell, pledge, encumber, assign or transfer all or any part of the Shares; provide, however, that any Beneficiary may assign its right to receive the benefits granted hereunder to any person or entity.

SCHEDULE B
BENEFICIARIES

     The following Beneficiaries shall have the respective interests in the Trust Estate set forth below:

Jay Sargeant or designee	28.66%
Barry LaRoseor designee	25:67%
Michel Grise or designee	18.67%
Dori O'Nei1l or designee	8.00%
Thomas Viccars or designee	8.00%
Kristen Sargeant or designee	4.00%
Rena Davis or designee	2.00%
Donna Keay or designee	1.50%
Janet Carpenter or designee	1.50%
Shauna Hubscher or designee	1.00%
Harnek Chandi or designee	0.75%
Mary Hammer or designee	0.25%

FIRST AMENDMENT TO TRUST AGREEMENT

     This First Amendment to that certain Trust Agreement, dated December 23, 2003 (the "Trust Agreement"), by Jay Sargeant, as settlor ("Settlor") and trustee "Trustee"), in favor of the individuals named therein (the "Beneficiaries"), is entered into this 23rd day of December, 2003, by Jay Sargeant, as Settlor, Jay Sargeant, as Trustee.

     WHEREAS, the Trust Estate currently consists of all shares (the "Shares") of capital stock of Essentially Yours Industries, Inc., a Nevada corporation ("EYI") and/or RGM International, Inc., a Nevada corporation ("RGM") of which Settlor is or becomes the owner, and Settlor is currently the owner of 12,000,000 shares of common stock of EYI and no share of RGM capital stock;

     WHEREAS, Settlor desires to change the Trust Estate so that it consists of 11,970,000 shares of EYI common stock, and any dividends or shares which are distributed or issued on behalf of or in exchange for such shares;

     WHEREAS, Settlor desires to further amend the Trust Agreement by changing the list of Beneficiaries and their respective interests under the Trust Agreement; and

     WHEREAS, the Trustee desires to consent to such amendments,

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Amendments. Settlor hereby directs that the Trust Agreement shall be amended as follows

     (a) Schedule A of the Trust Amendment is hereby amended by deleting it in its entirety and replacing it with the Schedule A to this First Amendment.

     (b) Schedule B of the Trust Amendment is hereby amended by deleting it in its entirety and replacing it with the Schedule B to this First Amendment.

     2. Consent. The Trustee hereby consents to the amendments, as required by Article 3 of the Trust Agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the Execution Date.

SETTLOR /s/ Jay Sargeant Jay Sargeant	TRUSTEE /s/ Jay Sargeant Jay Sargeant

SCHEDULE A
TRUST ESTATE

     The Trust Estate shall consist of 11,970,000 shares (the "Shares") of capital stock of Essentially Yours Industries, Inc., a Nevada corporation ("EYI") of which Settlor is the owner, subject to the terms and conditions below.

     Voting Rights. During the period of this Trust, the Trustee shall have the exclusive right to vote the Shares or to give written consent, in person or by proxy, at all meetings of the shareholders of EYI, and in all proceedings in which the vote or written consent of shareholders may be required or authorized by law.

     Economic and Other Benefits. The Beneficiaries shall be entitled to any and all benefits and any and all moneys of any nature or kind whatsoever accruing from the Shares.

     Dividends: Additional or Exchanged Shares. If any cash dividends are issued or. the Shares, the Trustee shall accept and receive such dividends and shall distributed them to the Beneficiaries in an amount equal to each Beneficiary's respective interest in the Trust Estate. If any stock dividends are issued on the Shares, or if the Shares are exchanged or otherwise replaced with shares or equity interests of another corporation or entity by way of a share exchange, merger or other such event, the Trustee shall accept and receive such additional or replacement shares, and such shares shall become part of the Shares hereunder.

     No Other Rights. Unless and until the Shares are distributed to the Beneficiaries, no Beneficiary shall have no rights as a holder of the Shares, including but not limited to the right to sell, pledge, encumber, assign or transfer all or any part of the Shares; provide, however, that any Beneficiary may assign its ,right to receive the benefits granted hereunder to any person or entity.

SCHEDULE B
BENEFICIARIES

     The following Beneficiaries shall have the rights discussed in Schedule A to the Trust Agreement with respect to that number of the Shares set forth opposite such Beneficiary's name in the table below:

Jay Sargeant or designee	3,439,200
Barry LaRoseor designee	3,080,400
Michel Grise or designee	2,240,400
Dori O'Neill or designee	960,000
Thomas Viccars or designee	960,000
Kristen Sargeant or designee	480,000
Rena Davis or designee	240,000
Donna Keay or designee	180,000
Janet Carpenter or designee	180,000
Shauna Hubscher or designee	120,000
Harnek Chandi or designee	90,000